Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
 X Rail Entertainment, Inc.
Las Vegas, Nevada

We hereby consent to the use in the Registration Statement on Form S-1 amendment 3 of our report dated May 21, 2018, relating to the financial statements of X Rail Entertainment, Inc. as of and for the years ended December 31, 2017 and a quarter ended March 31, 2018, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Pinnacle Accountancy Group of Utah
Farmington, Utah
 August 8, 2018